Exhibit 10.5

Execution Version

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made effective as of February 17, 2026 between (i) VEEA INC., a Delaware corporation (“Pledgor”), on the one hand, and (ii) PASADENA PRIVATE LENDING INC., a Delaware corporation (“Pledgee”), on the other hand.

WHEREAS, pursuant to that certain Loan Agreement, dated as of February 17, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Pledgee, Pledgor, the other Guarantors identified therein, and VEEASYSTEMS INC., a Delaware corporation (the “Company”), Pledgee (i) has provided a term loan to the Company in the principal amount of $5,550,000 (the “Initial Term Loan”), which is evidenced by the Initial Term Note, executed by the Company and (ii) may provide from time to time additional term loans to the Company in an aggregate principal amount of up to $5,000,000 (the “Accordion Term Loans” and together with the Initial Term Loan, the “Loans”) which shall be evidenced by one or more Accordion Term Notes (collectively, with the Initial Term Note, the “Notes”). The execution and delivery of this Agreement by Pledgor is a condition precedent and material inducement to Pledgee’s agreement to enter into the Loan Agreement and the related Loan Documents, and to make the Loan described therein.

WHEREAS, Pledgor will derive substantial direct and indirect benefit from the Pledgee’s agreement to enter into the Loan Agreement and the related Loan Documents, and to make the Loans described therein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Certain Definitions. Capitalized terms not otherwise defined herein which are defined in the Loan Agreement shall have the meanings herein as set forth therein, and capitalized terms not otherwise defined herein which are defined in the Code (as defined below) shall have the meanings set forth in the Code. In addition to other terms defined elsewhere in this Agreement, the following terms shall have the following meanings, respectively:

“Code” shall mean the Uniform Commercial Code from time to time in effect in the State of California or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any Pledged Collateral, the Uniform Commercial Code as in effect from time to time in such other state.

“Obligations” shall mean (a) the Loans and all indebtedness (including principal and accrued interest) relating thereto evidenced by the Loan Agreement, the Notes and/or any other Loan Document, (b) all fees, costs and expenses due or payable by Company to Pledgee in connection with the Loans or under the Loan Agreement, the Notes or any other Loan Documents, and (c) all additional or other indebtedness, obligations or liabilities of Company or any Guarantor to Pledgee arising under or in connection with the Loans or under the Loan Agreement, the Notes, any Parent Guaranty or any other and other Loan Document.

“Pledged Collateral” shall have the meaning assigned to that term in Section 2 hereof.

“Proceeds” shall mean “proceeds,” as such term is defined in the Code, and, in addition, any and all amounts received when any Pledged Collateral or proceeds thereof are sold, exchanged, collected or otherwise disposed of, both cash and non-cash, including proceeds of insurance, indemnity, warranty or guarantee paid or payable on any Pledged Collateral and any and all other amounts paid or payable under or in connection with any of the Pledged Collateral.

“Voting Rights” shall have the meaning assigned to that term in Section 3 hereof.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

2. Grant of Security Interest. As security for full and timely payment and performance of the Obligations in accordance with the terms thereof, and in order to induce Pledgee to enter into the Loan Agreement and the other Loan Documents, Pledgor hereby pledges, hypothecates, transfers and collaterally transfers to Pledgee, and grants to, and creates in favor of, Pledgee a security interest under the Code in, all of Pledgor’s right, title and interest in, to and under the following (collectively, the “Pledged Collateral”):

(a) all of the capital stock and/or other ownership interests in or issued by the Company to Pledgor, including, without limitation, the capital stock interests described on Schedule I attached hereto and incorporated herein by reference and including (if applicable) each and every certificate which may now or hereafter represent or evidence any such capital stock and/or other ownership interest in the Company (collectively, the “Pledged Interests”);

(b) all of Pledgor’s right, title, and interest in any and all distributions, issues, profits, and shares (including rights in the nature of warrants, purchase options, or options to acquire any property or further interest in the Company) payable or distributable by the Company in respect of the Pledged Interests, whether in cash or otherwise, whether for capital or income or surplus or otherwise, including distributions upon liquidation, dissolution, revision, reclassification, split up, or other change or transaction affecting the Company, or as a sale, refinancing, or other capital transaction affecting any assets or property of the Company;

(c) all of Pledgor’s right, title, and interest as owner of the Pledged Interests and under Company’s articles of incorporation, bylaws or other formation or operating agreement or shareholders agreement or voting rights agreement (including, without limitation, all of Pledgor’s rights under such documents, including, without limitation, any right to terminate, amend, supplement, modify or waive performance thereunder, compel performance thereunder, and otherwise to exercise all remedies thereunder);

(d) subject to the terms of this Agreement, all of Pledgor’s right to vote upon, approve, or consent to (or withhold consent or approval to) any matter pursuant to the Company’s articles of incorporation, bylaws or other formation or operating agreement or shareholders agreement or voting rights agreement, or otherwise to control, manage, or direct the affairs of the Company; and

(e) all Proceeds of the Pledged Interests.

In connection with the security interest being granted pursuant to this Agreement, all certificates, if any, representing or evidencing the Pledged Interests shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to Pledgee. Pledgee shall have the right, as it determines to be necessary or advisable in its discretion in connection with the exercise of its remedies under Section 6 hereof, and without notice to Pledgor, at any time after the occurrence and during the continuation of an Event of Default, (i) to transfer to or to register in the name of Pledgee or its nominees, subject to the terms of this Agreement, any or all of the Pledged Interests and (ii) shall have the right at any time to exchange certificates or instruments representing or evidencing any Pledged Interests for certificates or instruments of smaller or larger denominations.

Concurrently with the execution and delivery of this Agreement, Pledgor shall cause the Company to execute and deliver to Pledgee a Pledged Entity Acknowledgement in the form of Exhibit A attached hereto. Furthermore, Pledgor agrees to, with respect to any capital stock or any other ownership interests being pledged hereunder from time to time, cause the board of directors of the Company to authorize the Company to execute such Pledged Entity Acknowledgement.

The grant of security interest in the Pledged Collateral in accordance with this Section 2 does not restrict Pledgor’s right under Section 3 hereof to vote and act with respect to the Pledged Collateral.

3. Distributions and Voting Rights. Pledgor shall be entitled to receive all distributions with respect to the Pledged Collateral and shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to the owner of the Pledged Collateral (the “Voting Rights”) until such time as Pledgee has become the owner of, or exercised its proxy rights with respect to, the Pledged Collateral in accordance with Section 6 hereof, at which time Pledgee shall be entitled to receive all such distributions and shall be entitled to exercise all Voting Rights with respect to the Pledged Collateral.

4. Representations and Warranties of Pledgor. Pledgor hereby represents and warrants to Pledgee that:

(a) This Agreement (i) constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and (ii) creates a legal, valid and enforceable security interest in the Pledged Collateral in favor of Pledgee in accordance with its terms.

(b) Except for this Pledge Agreement and the security interest created herein, no security agreement, financing statement, similar security or lien instrument, or continuation statement covering all or any part of the Pledged Collateral has been made, granted or entered into or authorized to be made, granted or entered into by Pledgor.

(c) Upon the filing of a UCC-1 financing statement naming Pledgor as debtor and Pledgee as secured party with the Secretary of State of the State of Delaware which identifies the Pledged Collateral as the collateral, Pledgee shall have a perfected, first-priority security interest in the Pledged Collateral, and Pledgee is duly authorized to make all filings and take all other actions reasonably necessary or desirable to perfect and to continue to perfect such security interest. Furthermore, in the event that the Pledged Interests are certificated, upon Pledgee obtaining possession of such certificates evidencing the Pledged Interests, Pledgee shall have a perfected, first-priority security interest in the Pledged Interests and all Proceeds thereof.

(d) Pledgor is the sole and lawful legal and beneficial owner of the Pledged Interests identified on Schedule I attached hereto (and is not presently the owner of any other capital stock and/or other ownership interests in the Company), free and clear of all security interests (except for the security interest granted by Pledgor to Pledgee under this Agreement), and the information set forth on such Schedule I is true, correct and complete in all respects.

(e) Except for (i) the filing of the UCC-1 financing statement referred to in clause (c) above and (ii) the Pledged Entity Acknowledgment in the form of Exhibit A attached hereto, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or other person is required either for the grant of the security interest to Pledgee granted pursuant to this Agreement or the exercise by Pledgee of any of its rights or remedies under or with respect to such security interest.

(f) the Company is not registered as an investment company and the Pledged Interests are not dealt in or traded on any securities exchange or market.

5. Covenants of Pledgor.

(a) General Covenants. Pledgor agrees that, in addition to any requirements that may be set forth in the other Loan Documents, from and after the date of this Agreement and until the Obligations are paid and performed in full, except as otherwise expressly permitted under the Loan Documents:

(i) Pledgor will not create or permit any lien on or security interest in the Pledged Collateral other than the security interest in favor of Pledgee or liens arising out of claims to the Pledged Collateral caused or created by Pledgee.

(ii) Pledgor will not sell, assign, exchange, or otherwise transfer, or grant any options with respect to, any Pledged Collateral (other than the security interest in favor of Pledgee) or attempt or contract to do so without the prior written consent of Pledgee.

(iii) Pledgor will advise Pledgee promptly, in reasonable detail, of any lien, security interest, encumbrance or claim made or asserted against any Pledged Collateral and of the occurrence of any Event of Default or any breach or default under this Agreement or any other Loan Documents affecting such Pledged Collateral.

(iv) Pledgor will not, without the consent of Pledgee, cause, agree to or accept any action by the Company or any Guarantor to merge or consolidate or to sell, transfer or otherwise dispose of, or encumber or grant any option with respect to, any material asset of the Company, outside the ordinary course of business of the Company.

(v) Pledgor will not, without the consent of Pledgee, cause, agree to or accept any amendment to the articles of incorporation, bylaws, operating agreement, or any other organizational or charter documents for the Company if such amendment would be adverse to Pledgee.

(vi) Pledgor will not, without the consent of Pledgee, cause, agree to or accept (A) any loan from the Company, (B) the dissolution of the Company, or (C) the issuance of any additional membership interests or other securities of the Company or any rights or options to acquire any securities of the Company.

(vii) Pledgor will execute and deliver to Pledgee all such further agreements, documents and instruments as Pledgee may reasonably request from time to time in order to allow Pledgee to have and maintain a perfected, first-priority security interest in the Pledged Collateral and to exercise its rights and remedies with respect thereto. In the event that Pledgee desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any governmental authority or securities exchange or any other Person therefor, then, upon the reasonable request of Pledgee, Pledgor agrees to use its best efforts to assist and aid Pledgee to obtain as soon as practicable any necessary approvals for the exercise of any such remedies, rights and powers.

(viii) Pledgor shall, to the extent requested by Pledgee, appear in and defend any action or proceeding which may adversely affect Pledgor’s title to or Pledgee’s interest in the Pledged Collateral.

(ix) Pledgor will not cause, agree to or accept any action by the Company to (A) incur any Indebtedness (as such term is defined in the Loan Agreement) other than Indebtedness expressly permitted by the Loan Agreement, (B) create or suffer to exist any lien, security interest or other encumbrance upon any of the Company’s property or assets other as expressly permitted by the Loan Agreement or (C) create or allow to exist any prohibition, limitation or restriction (contractual or otherwise) on the Company’s ability to distribute the proceeds of any liquidity event to Pledgor and the other owners of the Company (on a pro-rata basis).

(b) Limitation on Frustration of Purpose: Cooperation. During the continuance of an Event of Default and prior to the sale of the Pledged Collateral pursuant to and in accordance with Section 6 hereof, Pledgor will (i) take no action, directly or indirectly, to frustrate the purpose and operation of this Agreement, (ii) not enter into any agreement with respect to the Pledged Collateral without the prior written consent of Pledgee, and (iii) fully cooperate with Pledgee in obtaining the necessary or appropriate (in Pledgee’s discretion exercised reasonably) third party and governmental consents and approvals for the sale of the Pledged Collateral.

6. Remedies on Default.

(a) Upon the occurrence of an Event of Default, Pledgee shall have the right to (i) foreclose upon the Pledged Collateral and sell such Pledged Collateral subject to the provisions of this Section 6 and Section 7 hereof and the Code, (ii) have any Pledged Interests registered in the name of Pledgee or its nominee or nominees and (iii) exercise any and all other rights and remedies of a secured creditor pursuant to Article 9 of the Code.

(b) Without limiting the generality of Section 6(a) hereof, Pledgee may, during the continuance of an Event of Default and upon ten (10) days prior written notice to Pledgor (which notice shall state the time and place for such sale and, in the case of sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral will be offered for sale at such board or exchange), sell any or all of such Pledged Collateral, for cash at public or private sale, and Pledgee or anyone else may be the purchaser of the Pledged Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind of Pledgor, and any demand by or notice from Pledgee otherwise (but for this waiver and release) required by Pledgee in connection with any of the foregoing is hereby expressly waived and released by Pledgor. Pledgee shall (in the event it determines to exercise its right of sale) sell the Pledged Collateral in a commercially reasonable manner as may be required by the Code. Pledgee recognizes that by reason of certain prohibitions in applicable state securities laws, Pledgee may be required to obtain governmental consents in order to sell the Pledged Collateral.

(c) Notwithstanding the foregoing, upon payment and performance in full to Pledgee of all Obligations (including, without limitation, all principal of and accrued interest on the Loans and all reasonable attorneys’ fees and costs), if Pledgee has then previously initiated foreclosure proceedings pursuant to and in accordance with Sections 6(a) or (b) hereof, then all Events of Default shall be deemed cured and no longer continuing and no Event of Default shall exist and Pledgee shall immediately cease foreclosure proceedings and the sale of the Pledged Collateral; provided that Pledgor’s right to cure an Event of Default shall automatically terminate upon the completion of the sale of any Pledged Collateral in accordance with this Section 6.

(d) In addition to each of the foregoing and any other Pledgee’s rights and remedies as set forth herein or in any other Loan Document, Pledgor grants to Pledgee (through itself, its representatives, designees or agents), an IRREVOCABLE PROXY effective as of the date hereof, to, upon the occurrence and during the continuance of an Event of Default, vote all or any part of such Pledgor’s Pledged Collateral from time to time, in each case in any manner Pledgee deems advisable in its sole discretion, either for or against any or all matters submitted, or which may be submitted to a vote of shareholders, partners, or members, as the case may be, and to exercise all other rights, powers, privileges, and remedies to which any such shareholders, partners, or members would be entitled (including, without limitation, giving or withholding written consents, ratifications, and waivers with respect to the Pledged Collateral, calling special meetings of the holders of the Pledged Collateral of the Company and voting at such meetings). To the extent permitted by applicable law, the irrevocable proxy granted hereby is (i) effective automatically as of the date hereof without the necessity that any other action (including, without limitation, that any transfer of any of the Pledged Collateral be recorded on the books of the Pledgor or the Company) be taken by any Person (including the Pledgor or the Company or any officer or agent thereof), (ii) is coupled with an interest, and shall be irrevocable, (iii) shall survive the bankruptcy, dissolution or winding up of Pledgor, and (iv) shall terminate upon termination of this Agreement. Pledgor covenants and agrees that prior to the expiration of such irrevocable proxy pursuant to applicable law, if applicable, Pledgor will reaffirm such irrevocable proxy in a manner reasonably satisfactory to Pledgee. Notwithstanding the foregoing, Pledgee may only exercise the irrevocable proxy set forth in this Section 6(d) while any Event of Default has occurred and is continuing, and immediately upon waiver of such Event of Default (and so long as no separate or future Event of Default has occurred and is continuing), shall immediately discontinue exercise of such irrevocable proxy. Upon the written request of Pledgee, Pledgor agrees to deliver to Pledgee such further evidence as reasonably requested by Pledgee of such irrevocable proxy or such further irrevocable proxies to enable Pledgee to vote the Pledged Collateral after the occurrence and during the continuance of an Event of Default.

7. Application of Proceeds. Any Pledged Collateral or Proceeds of Pledged Collateral held or realized upon at any time by Pledgee shall be applied as follows:

(a) FIRST, to pay all Obligations in full; and

(b) SECOND, the balance, if any, to Pledgor or as required by applicable law.

8. Termination and Release of Security Interests. Upon payment in full of all Obligations, this Agreement shall terminate and be of no further force and effect (except if and to the extent any obligations thereunder expressly survive thereafter and subject to any reinstatement of such Obligations thereunder) without the necessity of any further act, condition or acceptance by Pledgee, and Pledgee, and Pledgee shall, within three (3) Business Days following such receipt of full payment, redeliver and reassign to Pledgor the Pledged Collateral and thereafter take all action necessary to evidence the termination of the security interest of Pledgee in the Pledged Collateral reasonable requested by the Pledgor or the Company.

9. [Reserved].

10. Pledgor Remains Liable.

(a)  Nothing set forth in this Agreement (subject to Section 8 hereof) shall relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on Pledgee to perform or observe any such term, covenant, condition or agreement on Pledgor’s part to be so performed or observed or shall impose any liability on Pledgee for any act or omission on the part of Pledgor relating thereto or for any breach of any representation or warranty on the part of Pledgor contained in this Agreement or any other Loan Document, or under or in respect of the Pledged Collateral or made in connection herewith or therewith.

(b) Nothing herein shall be construed to make Pledgee liable as a general partner or limited partner of any partnership or joint venture, or as a member of any limited liability company or as a shareholder of any corporation with respect to which Pledged Interests have been pledged hereunder, and Pledgee by virtue of this Agreement or otherwise shall not have any of the duties, obligations or liabilities of a general partner or limited partner of any such partnership or joint venture or a member of any such limited liability company or a shareholder of any such corporation. The parties hereto expressly agree that this Agreement shall not be construed as creating a partnership or joint venture between Pledgee and Pledgor. The powers conferred on Pledgee hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. The acceptance by Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate Pledgee to appear in or defend any action or proceeding relating to the Pledged Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Pledged Collateral. The obligations of Pledgor contained in this Section 10(b) shall survive the termination of this Agreement and the discharge of Pledgor’s other obligations under this Agreement and the other Loan Documents.

11. Miscellaneous.

(a) All rights and remedies contained in this Agreement or any other Loan Document or by law afforded shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as Pledgee may deem expedient and shall be available to Pledgee until all Obligations have been paid and performed in full.

(b) This Agreement shall not be modified except by written instrument signed by the parties hereto.

(c) This Agreement, together with the Loan Agreement, the Notes and the other Loan Documents, contains the entire agreement with respect to the grant of a security interest in the Pledged Collateral.

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles and except as otherwise required by the Uniform Commercial Code to perfect or enforce security interests.

(e) Waiver of Jury Trial/Judicial Reference. THE PLEDGOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT (EACH, A “CLAIM”). IN THE EVENT THAT THE JURY WAIVER IN THE FOREGOING IS NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE PLEDGOR AGREES THAT ANY AND ALL CLAIMS SHALL BE RESOLVED (AND A DECISION SHALL BE RENDERED) BY WAY OF A GENERAL REFERENCE AS PROVIDED FOR IN PART 2, TITLE 8, CHAPTER 6 (§ 638 ET. SEQ.) OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, OR ANY SUCCESSOR CALIFORNIA STATUTE GOVERNING RESOLUTION OF DISPUTES BY A COURT APPOINTED REFEREE.

(f) This Agreement shall bind and, subject to the limitations on Pledgor’s rights to assign the Pledged Collateral contained herein, shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that Pledgor may not assign or delegate any of its duties or obligations hereunder.

(g) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of a signed counterpart by facsimile, electronic (e.g., Docusign) or by “PDF” attachment to an email to the recipient party shall be effective as delivery of a manually executed counterpart of this Agreement.

(h) Any notice, request, demand, instruction, or other communication to be given to any party under this Agreement must be in writing and must be delivered in the manner provided in the Loan Agreement for delivery of notices (and will be deemed delivered in accordance with the time periods set forth in the Loan Agreement) and addressed to the party to be notified at the address set forth next to the parties’ signatures below, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days’ notice to the notifying party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“Pledgor”

VEEA INC.,
a Delaware corporation

By:
Name:	Janice K. Smith
Title:	Executive Vice President & Chief Operating Officer

[SIGNATURE PAGE OF PLEDGE AGREEMENT (PARENT GUARANTOR)]

“Pledgee”

PASADENA PRIVATE LENDING INC.,
a Delaware corporation

By:
Name:	Jason Shlecter
Title:	Secretary

Address:	Pasadena Private Lending Inc.
2 North Lake Avenue, Suite 510
Pasadena, California 91101

[SIGNATURE PAGE OF PLEDGE AGREEMENT (PARENT GUARANTOR)]

SCHEDULE I

PLEDGED INTERESTS

Pledged Entity	Pledgor	Percentage Ownership of Pledgor	Number of Shares Held by Pledgor	Number of Shares Outstanding	Number of Shares Authorized	Certificate No.
VeeaSystems Inc.	Veea Inc.	100%	100	100	1,000	1

Exhibit A

PLEDGED ENTITY ACKNOWLEDGMENT

The undersigned hereby (a) joins in the execution of the Pledge Agreement dated as of February 17, 2026 (to which this Pledged Entity Acknowledgement is attached) given by the pledgor named therein (the “Pledgor”) in favor of Pasadena Private Lending Inc. (“Pledgee”), as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Agreement”) and (b) consents to the pledge and other provisions of the Agreement and hereby grants any approvals, consents or waivers by the undersigned that are necessary for the performance of Pledgor’s obligations set forth in the Agreement. Notwithstanding anything set forth in the articles of incorporation, bylaws or other formation or organizational documents of the undersigned, including without limitation any subscription agreements or preferred stock investment agreements, the undersigned (i) agrees that Pledgee may exercise the voting rights relating to the Pledged Collateral in accordance with the terms of the Agreement, (ii) consents to the assignment of all or any portion of the Pledged Collateral to Pledgee or any of Pledgee's assignees in connection with any foreclosure or any transactions entered into in lieu of or in connection with a foreclosure, in each case, in accordance with the terms of the Agreement, (iii) consents to the admission of Pledgee or any of Pledgee's assignees (as Pledgee or Pledgees assignees, as applicable, may in their discretion elect) as a shareholder, owner or other applicable term of the undersigned without the taking of any further action by the undersigned, Pledgor, Pledgee or any of Pledgee's assignees, (iv) waives any right of first refusal with respect to Pledgee and its assignees, and (v) waives its rights, to the extent it has any, under the undersigned’s articles of incorporation, bylaws or other formation or organization, governance or voting agreements to the extent such rights conflict with the provisions of and rights granted to Pledgee and Pledgee's assignees to permit Pledgee to exercise its rights and remedies under the Agreement. Without limiting the generality of the foregoing, the undersigned agrees to (A) act at the sole direction and upon the instructions of Pledgee with respect to the Pledged Interests without any further action or consent of, or regardless of any contrary intent expressed by, Pledgor and (B) act in accordance with the terms and provisions of the Agreement, as such terms and provisions apply to the undersigned. Except as they may otherwise be defined herein, capitalized terms used in this Pledged Entity Acknowledgement shall have the meanings given to them in the Agreement.

VEEASYSTEMS INC.,
a Delaware corporation

By:
Name:	Janice K. Smith
Title:	Executive Vice President & Chief Operating Officer

Acknowledged and Agreed by:

VEEA INC.,
a Delaware corporation

By:
Name:	Janice K. Smith
Title:	Executive Vice President & Chief Operating Officer

[EXHIBIT A – PLEDGED ENTITY ACKNOWLEDGEMENT]